Exhibit (h)(16)

AMENDMENT THREE

DATED JANUARY 10, 2018 TO

FUND SERVICING AGREEMENT

WHEREAS, MML Investment Advisers, LLC, a Delaware limited liability company, located at 100 Bright Meadow Boulevard, Enfield Connecticut, 06082 (the “Company”), and Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company located at 1295 State Street, Springfield, Massachusetts, 01111 (the “Recordkeeper”), have entered into a Fund Servicing Agreement dated as of April 1, 2014 (the “Agreement”), in respect of each investment company (each, a “Trust”) registered under the Investment Company Act of 1940, as amended, and each series thereof (or class of shares of a series thereof) listed in Schedule A thereto, as updated from time to time by Company (the “Funds”).

WHEREAS, The Company and the Recordkeeper wish to amend the Agreement as follows:

Pursuant to Section 25, the following hereby replaces, in its entirety, Schedule A:

SCHEDULE A

Effective Date: January 10, 2018

The following series or classes of the Trusts are “Funds” for purposes of this Agreement, as are the Funds added subsequent to this Agreement currently offered in the applicable Fund’s then current prospectus. The fees described in Section 15 and this Schedule apply only to the Plans for which Recordkeeper provides services.

LIST OF FUNDS

Class R3: .25%, Class A: .20%, Class R4: .25%, Administrative Class: .20%, Service Class: .20%, Class R5: .15%, Class I: 0%

MassMutual Premier Balanced Fund

MassMutual Select Blue Chip Growth Fund

MassMutual Premier Core Bond Fund

MassMutual Premier Disciplined Growth Fund

MassMutual Premier Disciplined Value Fund

MassMutual Premier Diversified Bond Fund

MassMutual Select Diversified Value Fund

MassMutual Select Equity Opportunities Fund

MassMutual Select Fundamental Growth Fund

MassMutual Select Fundamental Value Fund

MassMutual Premier Global Fund

MassMutual Select Growth Opportunities Fund

MassMutual Premier High Yield Fund

MassMutual Premier Inflation-Protected and Income Fund

MassMutual Premier International Equity Fund

MassMutual Select Large Cap Value Fund

MassMutual Premier Main Street Fund

MassMutual Select Mid Cap Growth Fund

MassMutual Select Mid-Cap Value Fund

MassMutual Select Overseas Fund

MassMutual Premier Short-Duration Bond Fund

MassMutual Select Small Cap Growth Equity Fund

MassMutual Select Small Cap Value Equity Fund

MassMutual Select Small Company Value Fund

MassMutual Premier Small Cap Opportunities Fund

MassMutual Select Strategic Bond Fund

MassMutual Premier Strategic Emerging Markets Fund

MassMutual Premier Value Fund

MassMutual RetireSMARTSM Conservative Fund

MassMutual RetireSMARTSM Moderate Fund

MassMutual RetireSMARTSM Moderate Growth Fund

MassMutual RetireSMARTSM Growth Fund

MassMutual RetireSMARTSM In Retirement Fund

MassMutual RetireSMARTSM 2010 Fund

MassMutual RetireSMARTSM 2015 Fund

MassMutual RetireSMARTSM 2020 Fund

MassMutual RetireSMARTSM 2025 Fund

MassMutual RetireSMARTSM 2030 Fund

MassMutual RetireSMARTSM 2035 Fund

MassMutual RetireSMARTSM 2040 Fund

MassMutual RetireSMARTSM 2045 Fund

MassMutual RetireSMARTSM 2050 Fund

MassMutual RetireSMARTSM 2055 Fund

MassMuutal RetireSMARTSM 2060 Fund

Class R3: .25%, Class A: .20%, Class R4: .25%, Administrative Class: .20%, Service Class: .20%, Class R5: .10%, Class I: 0%

MM S&P 500® Index Fund

MM Russell 2000® Small Cap Index Fund

MM S&P® Mid Cap Index Fund

MM MSCI EAFE® International Index Fund

Class R3: .20%, Class A: .15%, Class R4: .20%, Administrative Class: .15%, Service Class: .15%, Class R5: .10%, Class I: 0%

MassMutual Select BlackRock Global Allocation Fund

MassMutual Select Total Return Bond Fund

Class R5: .10%

MassMutual Premier U.S. Government Money Market Fund

Class I: 0%

MM Select Bond and Income Asset Fund

MM Select Equity Asset Fund

MassMutual Select T. Rowe Price Bond Asset Fund

MassMutual Select T. Rowe Price Emerging Markets Bond Fund

MassMutual Select T. Rowe Price International Equity Fund

MassMutual Select T. Rowe Price Large Cap Blend Fund

MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund

MassMutual Select T. Rowe Price Real Assets Fund

MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

MassMutual Select T. Rowe Price U.S. Treasury Long-Term Fund

Class I: 0%, Class M5: .15%, Class M4: .15%, and Class M3: .15%

MassMutual Select T. Rowe Price Retirement Balanced Fund

MassMutual Select T. Rowe Price Retirement 2005 Fund

MassMutual Select T. Rowe Price Retirement 2010 Fund

MassMutual Select T. Rowe Price Retirement 2015 Fund

MassMutual Select T. Rowe Price Retirement 2020 Fund

MassMutual Select T. Rowe Price Retirement 2025 Fund

MassMutual Select T. Rowe Price Retirement 2030 Fund

MassMutual Select T. Rowe Price Retirement 2035 Fund

MassMutual Select T. Rowe Price Retirement 2040 Fund

MassMutual Select T. Rowe Price Retirement 2045 Fund

MassMutual Select T. Rowe Price Retirement 2050 Fund

MassMutual Select T. Rowe Price Retirement 2055 Fund

MassMutual Select T. Rowe Price Retirement 2060 Fund

Company shall pay to Recordkeeper in consideration of Recordkeeper’s services hereunder an asset based fee at an annual rate shown above of the aggregate average daily net asset value of the outstanding Shares of the Funds held by the Plans in the Accounts. Timing of the payment of such fee shall be as agreed upon between the parties from time to time.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date and year first written above.

MML INVESTMENT ADVISERS, LLC

/s/ Tina Wilson
By: Tina Wilson
Title: Vice President

Address for Notices:
MML Investment Advisers, LLC
1295 State Street, MIP M200-INVST
Springfield, MA 01111
Attention: RS Fund Operations
Telephone: (860) 562-2470
Facsimile: (860) 562-2283

cc:	Law Department
Attention: Andrew Goldberg
Telephone: (860) 562-2130
Facsimile: (413) 226-4270

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ Tina Wilson
By: Tina Wilson
Title: Senior Vice President

Address for Notices:
Massachusetts Mutual Life Insurance Company
1295 State Street, MIP M200-INVST
Springfield, MA 01111
Attention: RS Fund Operations
Telephone: (860) 562-2470
Facsimile: (860) 562-2283

cc: Law Department
Attention: Andrew Goldberg
Telephone: (860) 562-2130
Facsimile: (413) 226-4270